Stock Appreciation
                                 Right Agreement
             (Officer Participants In the Executive Retirement Plan)
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THIS STOCK APPRECIATION RIGHT AGREEMENT (the "Agreement") is made and entered into this "Date" (the "Grant Date"), between Applebee's International, Inc., a Delaware corporation (the "Corporation"), and "Name" (the "Holder") in connection with the grant of a Stock Appreciation Right ("SAR") under the APPLEBEE'S INTERNATIONAL, INC. AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN (the "Plan").

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                                   WITNESSETH:

WHEREAS, the Holder is either an employee of the Corporation or one of its Affiliates in a key position or a director of the Corporation or one of its Affiliates and the Corporation desires to encourage him to own Shares and to give him added incentive to advance the interests of the Corporation through the Plan and desires to grant the Holder a SAR under terms and conditions established by the Board of Directors.

NOW, THEREFORE, in consideration of these premises, the parties agree that the following, along with the terms and conditions set forth in the Plan, shall constitute the Agreement between the Corporation and the Holder:

     1. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan. In addition, the following terms shall have the meanings specified below:

          1.1 "Retirement" shall mean the satisfaction of all conditions necessary for the Holder to become entitled to receive benefits under the Corporation's Executive Retirement Plan.

          1.2 "Securities Act" shall mean the Securities Act of 1933, as amended.
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     2. Grant and Exercise of SAR. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Corporation hereby grants to the Holder a SAR that relates to the stock appreciation, if any, for [_____________] Shares. The stock appreciation for the SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of this SAR exceeds the exercise price of the SAR. The exercise price of the SAR under this Agreement equals [$__________] per Share. Upon exercise of all or any portion of the SAR, the Holder shall receive the stock appreciation with respect to the portion of the SAR exercised, payable to the Holder in Shares, based on the Fair Market Value of the Shares on the date of exercise. In the sole discretion of the Committee, the Corporation may pay the stock appreciation to the Holder in cash. This SAR shall vest and become exercisable in full on and after "Vesting Term" and, except as specifically provided otherwise herein or in the Plan, not before such date. This SAR shall expire on "Term".

     3.   Notice of Exercise.

          (a) Subject to the provisions of Paragraph 2 above, the Holder may exercise part or all of the exercisable SAR by giving written notice to the Corporation at the address provided in Paragraph 14, specifying the number of Shares as to which the SAR is to be exercised.

          (b) All obligations of the Corporation under this Agreement shall be subject to the rights of the Corporation to withhold amounts required to be withheld for any taxes, if applicable. The Holder may elect to satisfy any tax withholding obligation of the Corporation with respect to the SAR by having Shares withheld up to an amount that does not exceed the minimum statutory withholding required by federal (including FICA), state and local tax authorities, including the Holder's share of payroll taxes that are applicable to such supplemental taxable income.

     4. Investment Letter. The Holder agrees that the Shares acquired on exercise of this SAR shall be acquired for his or her own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or other applicable securities laws. If the Board of Directors or Committee so determines, any stock certificates issued upon exercise of this SAR shall bear a legend to the effect that the shares have been so acquired. The Corporation may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this SAR or any Shares acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Corporation previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable laws or (b) the Shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If the Shares are registered under the Securities Act, the Holder agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the Shares of the Corporation are then listed.

     5. Transfer and Exercise of SAR. The Committee may, in its discretion, authorize all or a portion of this SAR to be transferred by the Holder, without value, to or for the benefit of (i) the Holder's Immediate Family Members (as defined below), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership, limited liability company, or other business entity in

                                       2.

          which the Holder's Immediate Family Members are the only holders of ownership interests in such business entity; provided that (x) such transfers are subject to any limits or restrictions as the Committee may establish from time to time, (y) subsequent transfers of this SAR, or any portion thereof, shall be prohibited except transfers by will or in accordance with the laws of descent and distribution, and (z) following transfer, this SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for the purposes of this Agreement, the term "Holder" shall be deemed to refer to the transferee. The foregoing right to transfer this SAR shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the SAR. The term "Immediate Family Members" shall mean the Holder's spouse, parents, children, stepchildren, sisters, brothers, and grandchildren, including those relationships resulting from adoption, and shall also include the Holder. The event of a Termination of Service shall continue to be applied with respect to the original Holder, following which the SAR shall be exercisable by the transferee only to the extent, and for the periods, specified herein. Neither the Committee nor the Company shall have any obligation to provide notice to a transferee of termination of this SAR under the terms of this Agreement.

     6. Issue of Shares. The Corporation shall not be required to issue or transfer any certificates for Shares upon exercise of this SAR until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

     7. No Effect on Capital Structure. This SAR shall not affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

     8. Expiration of SAR. This SAR expires "Term" years from the date hereof. In the event of a Termination of Service of the Holder prior to the expiration of this SAR, the following rules shall apply:

          (a) Termination of Employment - Other than Disability, Death or Retirement. If there is a Termination of Service of the Holder for a reason other than the Holder's death, Disability or Retirement, the portion, if any, of this SAR that remains unexercised, shall terminate and cease to be exercisable ninety
               (90) days after the date of such Termination of Service and that portion, if any, that pursuant to this Agreement is not yet exercisable on such date, shall terminate and cease to be exercisable as of such date.

          (b) Termination of Employment - Disability. If there is a Termination of Service of the Holder by reason of Disability, this SAR shall immediately vest in full, and the Holder shall have the right for three (3) years after the date of Termination of Service to exercise this SAR, and thereafter, this SAR shall terminate and cease to be exercisable.

          (c) Termination of Employment - Death. If there is a Termination of Service of the Holder by reason of death, this SAR shall immediately vest in full, and shall be exercisable by the Holder's legal representatives, legatees, or distributes for three (3) years following the date of the Termination of Service, and thereafter this SAR shall terminate and cease to be exercisable.

          (d) Termination of Employment - Retirement. If there is a Termination of Service of the Holder by reason of Retirement, the vesting and

                                       3.

               exercisability of this SAR shall be determined in the same manner as the vesting and exercisability of an Option is determined under the Applebee's International, Inc. Executive Retirement Plan.

     9. Change in Control. The effect of a Change in Control shall be as set forth with respect to the effect of a Change in Control on an Option in either the Change in Control and Noncompete Agreement entered into between the Holder and the Corporation, or, in the event Holder has not entered into a Change in Control and Noncompete Agreement, the Holder's employment agreement with the Corporation. In the event the Holder has not entered into either a Change in Control and Noncompete Agreement or an employment agreement with the Corporation (or Holder has entered into an agreement but such agreement does not address the effect of a Change in Control on this Agreement), the effect of a Change in Control shall be as set forth in the Plan. This SAR shall be subject to any amendment to the definition of Change in Control in the Plan that may be made after the date of this Agreement.

     10. Right of Set-off. By accepting this agreement, Holder consents to a deduction from any amounts the Corporation owes Holder from time to time (including amounts owed to Holder as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts owed by Holder to the Corporation hereunder. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed it by Holder, calculated as set forth above, Holder agrees to pay immediately in cash the unpaid balance to the Corporation.

     11. Committee Discretion. Holder may be released from its obligations under paragraph 10 above only if the Committee determines in its sole discretion that such action is in the best interests of the Corporation.

     12. Committee Authority. Any questions concerning the interpretation of this Agreement or the Plan, and any controversy which arises under this Agreement or the Plan shall be settled by the Committee in its sole discretion.

     13. Plan Controls. The terms of this Agreement are governed by the terms of the Plan and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     14. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Holder specify their respective addresses as set forth below:

          Corporation:  APPLEBEE'S  INTERNATIONAL,  INC.
                        4551 W. 107TH STREET

                                       4.

                        OVERLAND PARK, KS 66207

          Holder:       "ALL CAPS NAME"
                        4551 W. 107TH STREET
                        OVERLAND PARK, KS 66207

     15. Information Confidential. As partial consideration for the granting of this SAR, the Holder agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan, provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution of the extent that such information is necessary to secure a loan.

     16. Governing Law. Where applicable, the provisions of this Agreement shall be governed by the contract law of the State of Kansas.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Holder has hereunto set his hand on the day and year first above written.

                         APPLEBEE'S INTERNATIONAL, INC.


                         Name:
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                         Name:    Lloyd L. Hill
                         Title:   Chairman & Chief Executive Officer



                         Holder


                         -------------------------------------------------------
                         Name: "Name"

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